EXHIBIT 23.2



                                     CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 2002, in this Form SB-2 and related Prospectus of ARC Wireless Solutions, Inc. for the registration of 1,034,545 shares of its common stock.


                                              /s/ Hein + Associates LLP


Denver, Colorado
October 1, 2002